Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate

As of 3/31/2025

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$22.6 Billion	10/2/1995	QREARX	1.02%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments. The remainder of its net assets (targeted to be between 15-25%) will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	0.98%	0.98%	-0.55%	-4.97%	1.10%	3.04%	5.31%

The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units, when redeemed, may be worth more or less than their original cost. Current performance may differ from figures shown. For performance current to the most recent month-end, call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, a mortality and expense risk charge, and the liquidity guarantee charge, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on March 31, 2015 and redeemed on March 31, 2025.

■ TIAA Real Estate Account $13,485


$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
3/25
3/15
9/16
3/18
9/19
3/21
9/22
3/24

The total returns are not adjusted to reflect the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 3/31/25)

	% of Real Estate Investments[3,4]
Industrial	34.6
Apartment	28.3
Office	18.1
Retail	11.8
Other	7.2

Properties by Region (As of 3/31/25)

	% of Real Estate Investments[3]
West	38.0
South	32.2
East	24.9
Midwest	4.4
Foreign	0.5

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2025 Continued on next page... 39 4/29/2025 10:03:29 AM 7142 Portfolio Composition (As of 3/31/25) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 62.8% Real Estate Joint Ventures 23.2% Marketable Securities - Other 5.1% Real Estate Operating Business 4.7% Loans Receivable 3.8% Real Estate Funds 3.7% Other (Net Receivable/Liability) -3.3% Top 10 Holdings5 (As of 3/31/25) % of Value of Total Investments6 Simpson Housing Portfolio 3.7% Ontario Industrial Portfolio 3.6% Fashion Show 3.0% Storage Portfolio II 2.1% The Florida Mall 2.1% Lincoln Centre 1.8% Dallas Industrial Portfolio 1.8% 1001 Pennsylvania Avenue 1.7% Seavest MOB 1.4% Great West Industrial Portfolio 1.4% Total 22.6%   Market Recap   Economic Overview and Outlook Global growth forecasts weakened at the start of 2025, as recent shifts in global trade policy including rising tariffs have introduced an additional layer of uncertainty into the outlook. Economic activity remained positive in major economies in Q1 2025, but slowing growth in the U.S. and heightened barriers to trade between the U.S and the rest of the world have sapped momentum in the global economy. In the U.S., the Trump administration introduced a wide range of policy changes during the first quarter, including cutbacks in government spending, tighter controls on immigration, and a series of escalating tariff measures on goods imported from the rest of the world. The rapid pace of policy changes has rattled both consumers and businesses in the economy, and measures of policy uncertainty and market volatility began to surge at the end of the first quarter. Economic activity slowed noticeably as a result, and U.S. GDP grew at an estimated annualized pace of 0.6% in the first quarter of 2025 according to Moody’s Analytics. This is markedly slower than the 2.5% pace in the fourth quarter of 2024 and the slowest pace of quarterly growth since mid-2022. Job growth also slowed in the first quarter, though it remained generally healthy with 152,000 jobs added per month. Current forecasts call for a further slowing of economic and employment growth in 2025, though expectations of future tax cuts have boosted GDP forecasts for 2026. The sudden change in tariff policy has also raised concerns about a resurgence in inflation in upcoming quarters. Inflation as measured by the Consumer Price Index resumed its downward trend at the start of the year, finishing the first quarter of 2025 at a 4-year low of 2.4% year-over-year. Core inflation, which excludes volatile food and energy prices, also declined throughout the first quarter and fell below 3% year-over year for the first time since April 2021. However, prices are expected to rise as importers begin to pass higher costs from tariffs on to consumers. The Federal Reserve has responded to the threat of a resurgence in inflation by pausing its rate-cutting cycle that began in September 2024. After cutting rates three times in the second half of 2024, the central bank held the federal funds rate constant throughout the first quarter. Fed officials have signaled that they will continue to be cautious before cutting rates further, as they contend with the combination of slowing economic activity and rising prices. Long-term rates stayed elevated at the start of the year, finishing the first quarter at 4.23%. The shift in U.S. trade policy has had ripple effects throughout the rest of the world, as many other large economies rely heavily on exports to the U.S. to drive economic activity. Other developed Western economies like Canada and Germany already experienced a challenging growth environment and now face the prospect of reduced trade with U.S. consumers and businesses. The European Central Bank has responded to these risks by lowering its target interest rate throughout the first quarter of 2025, continuing the cycle that began in the middle of last year. Despite easing monetary policy, growth in the Eurozone is expected to remain subdued in 2025 after flirting with recession in 2023 and 2024. In Asia, China’s economy grew 5.4% year-over-year in the first quarter of 2024, outpacing expectations and matching the growth experienced at the end of 2024. Much of the outperformance in China was driven by a surge in exports to the U.S. in advance of new tariffs, however, and growth is expected to slow throughout 2025. Policymakers in China have signaled that additional monetary and fiscal stimulus is forthcoming to blunt the effects of rising U.S. tariffs on the Chinese economy. However, the U.S. is the number one export destination for Chinese goods, and deterioration in trade relations between the two economies will likely weigh on global growth in 2025. Real Estate Market Conditions and Outlook Against this economic backdrop, commercial real estate transaction activity slowed at the start of 2025 after a surge in sales at the end of 2024. According to preliminary data from Real Capital Analytics, sales of commercial properties in the U.S. totaled $87.7 billion in the first quarter, down from $129.6 billion in the 4th quarter of 2024 but 5.4% higher than sales volume in Q1 2023. Lending standards for commercial real estate loans have stabilized after tightening in 2023 and early-2024. This has helped drive some of the year-over-year improvement in sales volume, particularly in target areas like industrial, necessity retail and selective alternative property types. Real estate values also stabilized at the start of the year, rising 0.1% from the end of 2024 according to Green Street’s Commercial Property Price Index. Elevated interest rates and broader macroeconomic volatility have introduced some uncertainty into the outlook for real estate valuations. However, commercial real estate has already undergone a period of

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2025 Continued on next page... 39 4/29/2025 10:03:29 AM 7142 significant value adjustment from the 2nd half of 2022 through the 1st half of 2024. In addition, across most property types supply risk has eased significantly and is poised to dwindle further in 2025. As a result, commercial real estate remains relatively well positioned for solid performance if investors choose the appropriate property types, markets, and properties to mitigate the demand risk from the economic and policy environment. The traditional office sector continues to contend with the combination of structural shifts caused by work-from-home trends and cyclical headwinds stemming from the increased cost of capital caused by higher interest rates and an uncertain near-term macroeconomic outlook. Though several bellwether firms have called workers back to the office fulltime, most firms continue to favor hybrid work schedules for now. Supply growth continued to weaken last quarter from already low levels at the end of 2024, but office vacancies remain elevated because of muted demand. Higher-quality office buildings in prime locations have seen continued interest from tenants as the flight towards quality for tenants remains a trend. In addition, alternatives in the office sector, such as medical outpatient buildings, face less of a threat from work-from-home shifts and benefit from significant demographic tailwinds. Fundamentals in the retail sector remained healthy at the start of the year, as a lack of new supply and solid demand have kept occupancy rates high. Vacancy rates for open-air retail increased slightly but remained near historic lows in the 1st quarter, and vacancy in the mall sector continued to improve from recent highs. Class A retail malls remain primed for outperformance and will continue to attract desirable tenants and a larger share of retail sales. Retailers across several industries are likely to feel pressured by recent tariff hikes, but tenants in necessity-based retail should prove to be resilient as the U.S. economy slows in the near term. Over the medium and long term, well-located mixed used opportunities represent attractive investment targets for investment, particularly in dense, high-income population areas. The multifamily sector continued to experience strong demand in Q1 of 2025, helping absorb the record level of supply growth that caused vacancy rates to increase in the first half of 2024. US apartment demand has now outpaced supply since Q2 of 2024. Elevated home prices and mortgage rates have pressured home affordability throughout 2024, and the cost premium for owning vs renting has never been higher. This has supported demand in the apartment rental market as families are increasingly looking towards multifamily options. The multifamily sector is experiencing a significant decrease in construction starts, which will ease supply pressure in the coming quarters and continue to support the sector. Industrial fundamentals began to stabilize at the start of 2025, as the pace of supply growth continued to slow down after unprecedented growth in 2023 and early-2024. Demand for industrial space remained muted during the first quarter as the sector continued to contend with macroeconomic headwinds, but vacancy rates in the sector increased only modestly due to the dwindling pace of supply growth. Data on construction starts suggests that supply growth will continue to slow further throughout 2025, and vacancy should remain around historical norms throughout the year. Over the medium and long term, industrial real estate still benefits from secular tailwinds from e-commerce which should propel demand in different phases of the cycle. However, changes in trade policy are likely to disrupt global supply, which will pressure industrial demand in some markets and open opportunities in others. The Account returned 0.98% in the first quarter of 2025 and -0.55% since March 31st, 2024. The Account had slight appreciation in property values in Q1 and property fundamentals remain strong. Future transaction activity will be consistent with the Account’s multi-year strategy of reducing exposure to segments characterized by high capital expenditures and anticipated underperformance, such as traditional office and regional malls, and increasing allocations to lower capex and anticipated outperforming sectors like industrial, housing, necessity retail and alternatives. The REA will recycle capital into sectors that are anticipated to outperform while addressing areas of allocation divergence with benchmark.   Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2025 Continued on next page... 39 4/29/2025 10:03:29 AM 7142 6 Real estate fair value is presented gross of debt. Investments in joint ventures are presented at net equity value. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of March 31, 2025, the debt had a fair value of $392.0 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of March 31, 2025, the debt had a fair value of $414.2 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of March 31, 2025, the debt had a fair value of $164.7 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of March 31, 2025, the debt had a fair value of $298.9 million. Seavest MOB is held in a joint venture with TREA SV MOB Venture I, LLC, in which the Account holds a 98.4% interest, and is presented gross of debt. As of March 31, 2025, the debt had a fair value of $153.6 million.   Real estate investment portfolio turnover rate for the Account was 1.7% as of 3/31/2025. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 0.0% as of 3/31/2025. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.   Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.   This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures.   TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products.   Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.   THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.   A Note About Risks   In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.    The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with contract owner flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.   ©2025 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017   4104939-1025